Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
FALLBROOK TECHNOLOGIES INC.

FALLBROOK TECHNOLOGIES INC.
B Y — L A W S
TABLE OF CONTENTS

Article I. — General	1
1.1. Offices	1
1.2. Seal	1
1.3. Fiscal Year	1
1.4. Evidence of Authority	1
1.5. Severability	1
1.6. Pronouns	1
1.7. Reliance Upon Books, Reports and Records	1
1.8. Time Periods	1
Article II. — Stockholders	1
2.1. Place of Meetings	1
2.2. Annual Meeting	1
2.3. Quorum	2
2.4. Right to Vote; Proxies	2
2.5. Voting	2
2.6. Notice of Annual Meetings	2
2.7. Stockholders’ List	3
2.8. Special Meetings	3
2.9. Notice of Special Meetings	3
2.10. Inspectors	3
2.11. Stockholders’ Consent in Lieu of Meeting	3
2.12. Joint Owners of Stock	4
Article III. — Directors	4
3.1. Number of Directors	4
3.2. Change in Number of Directors; Vacancies	5
3.3. Resignation	5
3.4. Removal	5
3.5. Place of Meetings and Books	5
3.6. General Powers	5
3.7. Executive Committee	5
3.8. Other Committees	5
3.9. Powers Denied to Committees	6
3.10. Substitute Committee Member	6
3.11. Compensation of Directors	6
3.12. Annual Meeting	6
3.13. Regular Meetings	6
3.14. Special Meetings	6
3.15. Quorum	6
3.16. Telephonic Participation in Meetings	7
3.17. Action by Consent	7
Article IV. — Officers	7
4.1. Selection; Statutory Officers	7

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4.2. Time of Election	7
4.3. Additional Officers	7
4.4. Terms of Office	7
4.5. Compensation of Officers	7
4.6. Chairman of the Board	7
4.7. Chief Executive Officer	7
4.8. Vice-Presidents	8
4.9. Chief Financial Officer	8
4.10. Secretary	8
4.11. Assistant Secretary	8
4.12. Subordinate Officers	8
4.13. Delegation of Authority	8
Article V. — Stock	9
5.1. Stock	9
5.2. Fractional Share Interests	9
5.3. Transfers of Stock	9
5.4. Record Date	9
5.5. Transfer Agent and Registrar	10
5.6. Dividends	10
5.7. Lost, Stolen or Destroyed Certificates	10
5.8. Inspection of Books	10
Article VI. — Miscellaneous Management Provisions	10
6.1. Checks, Drafts and Notes	10
6.2. Notices	11
6.3. Voting of Securities owned by this Corporation	11
Article VII. — Indemnification	11
7.1. Right to Indemnification	11
7.2. Right of Indemnitee to Bring Suit	12
7.3. Non-Exclusivity of Rights	12
7.4. Insurance	12
7.5. Indemnification of Employees and Agents of the Corporation	12
Article VIII. — Amendments	14
8.1. Amendments	14

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FALLBROOK TECHNOLOGIES INC.
B Y — L A W S
Article I. — General.
     1.1. Offices. The registered office shall be at the office of its registered agent at 615 South DuPont Highway, Dover, Delaware. The name of its registered agent at such address is National Corporate Research, Ltd. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
     1.2. Seal. The seal of the Corporation, if any, shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.
     1.3. Fiscal Year. The fiscal year of the Corporation shall be the period from January through December or as otherwise set by the Board of Directors.
     1.4. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
     1.5. Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.
     1.6. Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
     1.7. Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.
     1.8. Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
Article II. — Stockholders.
     2.1. Place of Meetings. All meetings of the stockholders shall be held at the office of the Corporation in the State of California, except such meetings as the Board of Directors expressly determine shall be held elsewhere or solely by means of remote communication, in which cases meetings may be held upon notice as hereinafter provided at such other place or places within or without the State of California or by remote communication as the Board of Directors shall have determined and as shall be stated in such notice.
     2.2. Annual Meeting. The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors by plurality vote, which need not be by ballot, and may transact such other corporate business as may properly be brought before the meeting. At the annual meeting, any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Certificate of Incorporation of the Corporation, as amended from time-to-time (the “Certificate of Incorporation”), or these by-laws.
     2.3. Quorum. At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted if the meeting had been held as originally called.
     2.4. Right to Vote; Proxies. Each holder of a share or shares of capital stock of the Corporation having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by him. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or his authorized officer, director, employee or agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the “Delaware GCL”).
     2.5. Voting. At all meetings of stockholders, except as otherwise expressly provided for by statute, the Certificate of Incorporation or these by-laws, (i) in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or by means of remote communication or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders and (ii) directors shall be elected by a plurality of the votes of the shares present in person or by means of remote communication or represented by proxy at the meeting and entitled to vote on the election of directors (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of each such class present or represented and voting affirmatively or negatively on the matter shall decide such matter). Except as otherwise expressly provided by law, the Certificate of Incorporation or these by-laws, at all meetings of stockholders the voting shall be by voice vote, but any stockholder qualified to vote on the matter in question may demand a stock vote, by shares of stock, upon such question, whereupon such stock vote shall be taken by ballot which may be by electronic transmission by any stockholder present by means of remote communication, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot be cast by a proxy, it shall also state the name of the proxy.
     2.6. Notice of Annual Meetings. Written notice of the annual meeting of the stockholders, stating the time, the place, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be sent not less than ten (10) nor more than sixty (60) days prior to the meeting. It shall be the duty of every stockholder to furnish to the Secretary of the Corporation or to the transfer agent, if any, of the class of stock owned by him, his post-office address and to notify said Secretary or transfer agent of any change therein.

     2.7. Stockholders’ List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days before such meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal office of the corporation, and said list shall be open to examination during the whole time of said meeting, at the place of said meeting, or, if the meeting held is by remote communication, on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.
     2.8. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute or the Certificate of Incorporation, may be called by, the Chairman of the Board, if any, the Chief Executive Officer or any Vice-President, at the request of a majority of the Board of Directors.
     2.9. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the time, the place, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the object thereof, shall be sent not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder entitled to vote thereat, either in paper form or electronic form pursuant to each stockholder’s instructions on record with the Corporation. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices.
     2.10. Inspectors.
     1. One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which the inspector or inspectors are appointed, he or they shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his place.
     2. At any time at which the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, the provisions of Section 231 of the Delaware GCL with respect to inspectors of election and voting procedures shall apply, in lieu of the provisions of paragraph (l) of this §2.10.
     2.11. Stockholders’ Consent in Lieu of Meeting.
     1. Unless otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this §2.11 to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.
     2. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its principal place of business or to an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
     3. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
     2.12. Joint Owners of Stock. If shares or other securities having voting power stand of record in the name of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; and (c) if more than one (1) votes but the vote is evenly split on any particular matter, each faction may vote the securities in questions proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the Delaware GCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) hereof shall be a majority of even-split in interest.
Article III. — Directors.
     3.1. Number of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the property and business of the Corporation shall be managed by or under the direction of a board of not less than one nor more than nine directors. Within the limits specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. Directors need not be stockholders, residents of Delaware or citizens of the United States. The directors shall be elected by ballot at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify or until his earlier resignation or removal; provided that in the event of failure to hold such meeting or to hold such election at such meeting, such election may be held at any special meeting of the stockholders called for that purpose. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, failure to elect, or otherwise, the remaining directors,although more or less than a quorum, by a majority vote of such remaining directors may elect a successor or successors who shall hold office for the unexpired term.
     3.2. Change in Number of Directors; Vacancies. The maximum number of directors may be increased by an amendment to these by-laws adopted by a majority vote of the Board of Directors or by a majority vote of the capital stock having voting power, and if the number of directors is so increased by action of the Board of Directors or of the stockholders or otherwise, then the additional directors may be elected in the manner provided above for the filling of vacancies in the Board of Directors or at the annual meeting of stockholders or at a special meeting called for that purpose.
     3.3. Resignation. Any director of this Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, if any, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     3.4. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
     3.5. Place of Meetings and Books. The Board of Directors may hold their meetings and keep the books of the Corporation outside the State of Delaware, at such places as they may from time to time determine.
     3.6. General Powers. In addition to the powers and authority expressly conferred upon them by these by-laws, the board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.
     3.7. Executive Committee. There may be an executive committee of one or more directors designated by resolution passed by a majority of the whole board. The act of a majority of the members of such committee shall be the act of the committee. Said committee may meet at stated times or on notice to all by any of their own number, and shall have and may exercise those powers of the Board of Directors in the management of the business affairs of the Company as are provided by law and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.
     3.8. Other Committees. The Board of Directors may also designate one or more committees in addition to the executive committee, by resolution or resolutions passed by a majority of the whole board; such committee or committees shall consist of one or more directors of the Corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     3.9. Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the Delaware GCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend the by-laws of the Corporation. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware GCL, unless the resolution or resolutions designating such committee expressly so provides.
     3.10. Substitute Committee Member. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the board as may be required by the board.
     3.11. Compensation of Directors. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
     3.12. Annual Meeting. The newly elected board may meet at such place and time as shall be fixed and announced by the presiding officer at the annual meeting of stockholders, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such directors two (2) days prior to such meeting, or as shall be fixed by the consent in writing of all the directors.
     3.13. Regular Meetings. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by the board. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.
     3.14. Special Meetings. Special meetings of the board may be called by the Chairman of the Board, if any, the Chief Executive Officer, or by any two (2) directors on two (2) days notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more directors.
     3.15. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Certificate of Incorporation, or by these by-laws. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.
     3.16. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by such board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
     3.17. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and such consent is filed in paper form with the minutes of proceedings of the board or committee.
Article IV. — Officers.
     4.1. Selection; Statutory Officers. The officers of the Corporation shall be chosen by the Board of Directors. There shall be a Chief Executive Officer, Chief Financial Officer and a Secretary, and there may be a Chairman of the Board of Directors, a Chief Financial Officer, one or more Vice-Presidents, one or more Assistant Secretaries, and one or more Assistant Chief Financial Officers, as the Board of Directors may elect. Any number of offices may be held by the same person.
     4.2. Time of Election. The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of said officers need be a director.
     4.3. Additional Officers. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
     4.4. Terms of Office. Each officer of the Corporation shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.
     4.5. Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.
     4.6. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.
     4.7. Chief Executive Officer. Unless the Board of Directors otherwise determines, the Chief Executive Officer shall be the chief executive officer and head of the Corporation. Unless there is a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of directors and stockholders. Under the supervision of the Board of Directors and of the executive committee, the Chief Executive Officer shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors and of the executive committee to confer any specific power, except such as may be by statute exclusively conferred on the Chief Executive Officer, upon any other officer or officers of the Corporation. The Chief Executive Officer shall perform and do all acts and things incident to the position of Chief Executive Officer and such other duties as may be assigned to him from time to time by the Board of Directors or the executive committee.
     4.8. Vice-Presidents. The Vice-Presidents shall perform such of the duties of the Chief Executive Officer on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or by the executive committee or by the Chief Executive Officer. The Board of Directors or the executive committee may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the Chief Executive Officer to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the Chief Executive Officer, subject to the control of the board and of the executive committee.
     4.9. Chief Financial Officer. The Chief Financial Officer shall act as Treasurer and shall have the care and custody of all the funds and securities of the Corporation which may come into her hands as Chief Financial Officer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors or the executive committee, or the officers or agents to whom the Board of Directors or the executive committee may delegate such authority, may designate, and she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. She may sign all receipts and vouchers for the payments made to the Corporation. She shall render an account of her transactions to the Board of Directors or to the executive committee as often as the board or the committee shall require the same. She shall enter regularly in the books to be kept by her for that purpose full and adequate account of all moneys received and paid by her on account of the Corporation. She shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Board of Directors and of the executive committee. She shall when requested, pursuant to vote of the Board of Directors or the executive committee, give a bond to the Corporation conditioned for the faithful performance of her duties, the expense of which bond shall be borne by the Corporation.
     4.10. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the Corporation. Except as otherwise ordered by the Board of Directors or the executive committee, he shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto and to all certificates of shares of capital stock of the Corporation. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors or the executive committee may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors and of the executive committee.
     4.11. Assistant Secretary. The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Secretaries of the Corporation. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the executive committee or the Board of Directors or the Chief Executive Officer or the Executive Vice-President or the Chief Financial Officer or the Secretary may designate.
     4.12. Subordinate Officers. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.
     4.13. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Article V. — Stock.
     5.1. Stock. Each stockholder shall be entitled to a certificate or certificates of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall certify the holder’s name and number and class of shares and shall be signed by both of (i) either the Chairperson or Vice Chairperson of the Board of Directors, or the Chief Executive Officer or Vice-President, and (ii) any one of the Chief Financial Officer or a Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary, and may, but need not, be sealed with the corporate seal of the Corporation. If such certificate is countersigned (l) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signature of the officers of the Corporation and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.
     5.2. Fractional Share Interests. To the extent consistent with law, the Certificate of Incorporation and these Bylaws, the Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.
     5.3. Transfers of Stock. Subject to any transfer restrictions then in force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be cancelled and new certificates shall thereupon be issued. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware (or other applicable law).
     5.4. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     5.5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.
     5.6. Dividends.
     1. Power to Declare. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to Delaware GCL. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the laws of Delaware.
     2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     5.7. Lost, Stolen or Destroyed Certificates. No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.
     5.8. Inspection of Books. The stockholders of the Corporation, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.
Article VI. — Miscellaneous Management Provisions.
     6.1. Checks, Drafts and Notes. All checks, drafts or orders for the payment of money, and all notes and acceptances of the Corporation shall be signed by such officer or officers, agent or agents as the Board of Directors may designate.

     6.2. Notices.
     1. Notices to directors and stockholders may be (i) in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation, (ii) by facsimile telecommunication, when directed to a number at which the director or stockholder has consented to receive notice, (iii) by electronic mail, when directed to an electronic mail address at which the director or stockholder has consented to receive notice, (iv) by other electronic transmission, when directed to the director or stockholder. Notice by mail shall be deemed to be given at the time when the same shall be mailed.
     2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation of the Corporation of the Corporation or of these by-laws, a written waiver signed by the person or persons entitled to said notice, or waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     6.3. Voting of Securities owned by this Corporation. Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other Corporation and owned or controlled by this Corporation may be voted in person at any meeting of security holders of such other corporation by the Chief Executive Officer of this Corporation if he is present at such meeting, or in his absence by the Chief Financial Officer of this Corporation if he is present at such meeting, and (ii) whenever, in the judgment of the Chief Executive Officer, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other Corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the Chief Executive Officer, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the Chief Executive Officer is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Chief Financial Officer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.
Article VII. — Indemnification.
     7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in §7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.
     7.2. Right of Indemnitee to Bring Suit. If a claim under §7.1 hereof is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Corporation.
     7.3. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. If there is a conflict between the provisions of this Article 7 and the Certificate of Incorporation, the provisions of the Certificate of Incorporation shall prevail. If there is a conflict between the provisions of this Article 7 and an agreement executed by the Company and an Indemnity, the provisions of such agreement shall prevail.
     7.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.
     7.5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the Advancement of

Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

Article VIII. — Amendments.
     8.1. Amendments. The by-laws of the Corporation may be altered, amended or repealed at any meeting of the Board of Directors upon notice thereof in accordance with these by-laws, or at any meeting of the stockholders by the vote of the holders of the majority of the stock issued and outstanding voting together as a single class and entitled to vote at such meeting, in accordance with the provisions of the Certificate of Incorporation of the Corporation and of the laws of Delaware.